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                                                                    EXHIBIT 13.2



                                CFO CERTIFICATION

      Pursuant to 18 U.S.C. Section 1350, the undersigned, Luo Weide, Chief Financial Officer of China Eastern Airlines Corporation Limited (the "Company"), hereby certifies, to his knowledge, that the Company's annual report on Form 20-F for the year ended December 31, 2004, as amended by this Amendment No. 1 on Form 20-F/A (the "Report"), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 23, 2006
                                            /s/  Luo Weide
                                            ------------------------------------
                                            Name:  Luo Weide
                                            Title: Chief Financial Officer


     The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.